SECOND WARRANT TERMINATION AGREEMENT

This SECOND WARRANT TERMINATION AGREEMENT (this “Termination Agreement”) is made as of June 2, 2017 between Goldman Sachs & Co. LLC (“Dealer”) and NVIDIA Corporation (“Counterparty”), a Delaware corporation.

WHEREAS, Dealer and Counterparty are parties to the base warrant transaction (as amended, modified or supplemented, the “Base Warrant Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of November 25, 2013 (as amended, modified or supplemented, the “Base Warrant Confirmation”).

WHEREAS, the parties have terminated a portion of the Base Warrant Transaction pursuant to the Warrant Termination Agreement dated as of December 12, 2016 between the parties.

WHEREAS, the parties have agreed to terminate the remaining portion of the Base Warrant Transaction on the terms and conditions set forth herein.

WHEREAS, terms defined in the Base Warrant Confirmation and not defined in this Termination Agreement shall have the meanings given to such terms in the Base Warrant Confirmation.

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.    Termination of Transaction and Confirmation. Notwithstanding anything to the contrary in the Base Warrant Confirmation, upon the occurrence of the Observation Date (as defined below) for a Tranche of Warrants (as defined below), without further action by any party hereto, each party hereto agrees that:

(a)    with respect to such Tranche of Warrants, the respective rights and obligations of each party hereto under the Base Warrant Transaction and the Base Warrant Confirmation shall be terminated, cancelled and extinguished and deemed to have been satisfied and discharged in full, and the only remaining obligation of the parties with respect to such Tranche of Warrants shall be the obligation of Counterparty to deliver the number of Shares payable for such Tranche of Warrants, determined as set forth below, and no other payments or deliveries shall be due to or from either Dealer or Counterparty pursuant to the terms of the Base Warrant Confirmation with respect to such Tranche of Warrants; and

(b)    each party hereto shall be released and forever discharged by each other party hereto from obligations under the Base Warrant Transaction and the Base Warrant Confirmation with respect to such Tranche of Warrants, other than with respect to representations and warranties set forth in the Base Warrant Confirmation and with respect to indemnification or contribution obligations under the Base Warrant Confirmation arising as a result of events occurring prior to the Observation Date with respect to the last Tranche of Warrants to be terminated hereunder, each of which shall survive.

2.    Procedure for Determining the Number of Shares Payable for each Tranche of Warrants. Subject to the terms hereof, the parties agree to terminate all of the Warrants described in the Base Warrant Confirmation. The Warrants to be terminated shall be divided into 20 tranches (each, a “Tranche of Warrants”), as set forth in Schedule 1. On the Observation Date (as defined below) for a Tranche of Warrants, the number of Shares payable by Counterparty for such Tranche of Warrants shall be determined by multiplying (a) the quotient of (x) the “USD Amount per Warrant” determined in the manner proscribed in Schedule 2 for the VWAP Price (as defined below) for such Observation Date, divided by (y) such VWAP Price, by (b) the number of Warrants included in such Tranche of Warrants, and rounding to the nearest whole number of Shares. An “Observation Date” means June 5, 2017 and each of the 19 Scheduled Trading Days thereafter; provided that if any such date is a Disrupted Day in whole (or if any such date is a Disrupted Day in part and the Calculation Agent does not determine that such Observation Date shall be an Observation Date for fewer than all the Warrants in the corresponding Tranche of Warrants), such date shall not be an Observation Date, and an additional Observation Date shall occur on the Scheduled Trading Day after the date that would otherwise be the final Observation Date.

“VWAP Price” for any Observation Date means the volume-weighted average price of the Rule 10b-18 eligible trades in the Shares for the entirety of such Observation Date as determined by reference to the screen entitled “NVDA <Equity> AQR SEC” or any successor page as reported by Bloomberg L.P. (without regard to pre-open or after-hours trading outside of any regular trading session for such Observation Date) (or if such volume-weighted average price is unavailable or manifestly incorrect, the market value of one Share on such Observation Date, as determined by the Calculation Agent using a volume-weighted methodology). Notwithstanding the foregoing, if (i) any Observation Date is a Disrupted Day in part and (ii) the Calculation Agent determines that such Observation Date shall be an Observation Date for fewer than all the Warrants in the corresponding Tranche of Warrants, then the VWAP Price for the relevant Observation Date shall be the volume-weighted average price per Share on such Observation Date on the Exchange, as determined by the Calculation Agent based on such sources as it deems appropriate using a volume-weighted methodology, for the portion of such Observation Date for which the Calculation Agent determines there is no Market Disruption Event, and an additional Observation Date shall occur on the Scheduled Trading Day after the date that would otherwise be the final Observation Date for the remaining Warrants in such Tranche of Warrants.

3.    Delivery of Shares. Counterparty shall deliver the number of Shares payable with respect to a Tranche of Warrants on the third Scheduled Trading Day following the corresponding Observation Date or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Delivery Date” for such Tranche of Warrants) to the account of Dealer specified below. Notwithstanding anything herein to the contrary, (a) the number of Shares payable by Counterparty with respect to each Tranche of Warrants for which the related Observation Date has not yet occurred is subject to adjustment by the Calculation Agent from the date hereof until the last Delivery Date hereunder as if such number of Shares were a term of the Base Warrant Confirmation and (b) in no event shall Counterparty at any time be required to deliver an aggregate number of Shares greater than 22,986,820 (subject to adjustment in the same manner as the Maximum Number of Shares) to Dealer under this Termination Agreement.

4.    Effectiveness. The termination of the Base Warrant Transaction and the Base Warrant Confirmation with respect to a Tranche of Warrants contemplated by this Termination Agreement shall be effective only upon the occurrence of the Observation Date for such Tranche of Warrants.

5.    Representations and Warranties of Counterparty. Counterparty represents and warrants to Dealer on the date hereof that:

(a)it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)    it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)    such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)    all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)    its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f)    following the public disclosure of this Termination Agreement, it is not in possession of any material nonpublic information regarding Counterparty or the Shares;

(g)    it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million;

(h)    it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act; and

(i)    the provisions of Section 9.11 of the Equity Definitions will be applicable to the Shares to be delivered in respect of the Warrants terminated hereunder.

6.    Representations and Warranties of Dealer. Dealer represents and warrants to Counterparty on the date hereof that:

(a)it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)    it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)    such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)    all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)    its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.    Counterparty Purchases. Counterparty covenants to Dealer that, on any Observation Date, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except purchases through Dealer.

8.    Notices. For purposes of this Termination Agreement, the addresses for notices to the parties shall be:

(a)	Counterparty:

NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, California 95050
Attention:     Colette Kress, Chief Financial Officer
Telephone No.:     (408) 486-2000
Facsimile No.:    (408) 486-2200

With a copy to:
Attention:    Timothy S. Teter, Senior Vice President, General Counsel and Secretary
Tel:        (408) 486-2000
Facsimile:    (408) 486-2200

(b)    Dealer:

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attn:        Michael Voris
Equity Capital Markets
Telephone:    (212) 902-4895
Facsimile:    (212) 291-5027
Email:         michael.voris@gs.com

With a copy to:
Attn:         Simon Watson
Equity Capital Markets
Telephone:     (212) 902-2317
Email:         simon.watson@gs.com
And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com

9.    Account Details. For purposes of this Termination Agreement, the account for deliveries to Dealer shall be:

046282976 - GSCO (DTC 0005)

10.    Disclosure. Notwithstanding anything provided in this Termination Agreement or the Base Warrant Confirmation, effective from the date of commencement of discussions concerning the Base Warrant Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Base Warrant Transaction and this Termination Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

11.    No Reliance, etc. Counterparty hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Termination Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.    Governing Law. THIS TERMINATION AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

13.    Amendment. This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto.

14.    Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.    Arbitration. Section 9(m) of the Base Warrant Confirmation is hereby incorporated by reference, except that references therein to “this Confirmation” shall be deemed to be references to this Termination Agreement.

IN WITNESS WHEREOF the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

Goldman Sachs & Co. LLC

By:	/s/ Gianfranco Bartellino

Name:	Gianfranco Bartellino

Title:	Vice President

NVIDIA Corporation

By:	/s/ Colette M. Kress

Name:	Colette M. Kress

Title:	EVP & CFO

Schedule 1

The number of Warrants in each Tranche of Warrants is specified in the following table:

Observation Date	Number of Warrants per Tranche
First	575,193.3
Second	575,193.3
Third	575,193.3
Fourth	575,193.3
Fifth	575,193.3
Sixth	575,193.3
Seventh	575,193.3
Eighth	575,193.3
Ninth	575,193.3
Tenth	575,193.3
Eleventh	575,193.3
Twelfth	575,193.3
Thirteenth	575,193.3
Fourteenth	575,193.3
Fifteenth	575,193.3
Sixteenth	575,193.3
Seventeenth	575,193.3
Eighteenth	575,193.3
Nineteenth	575,193.3
Twentieth	575,193.3

Schedule 2

The “USD Amount per Warrant” as a function of the VWAP Price for each Warrant in each Tranche of Warrants is specified in the following table:

VWAP Price (USD)	USD Amount per Warrant
90.00	63.8468
95.00	68.8468
100.00	73.8468
105.00	78.8468
110.00	83.8468
115.00	88.8468
120.00	93.8468
125.00	98.8468
130.00	103.8468
135.00	108.8468
140.00	113.8468
143.64	117.4868
145.00	118.8468
150.00	123.8468
155.00	128.8468
160.00	133.8468
165.00	138.8468
170.00	143.8468
175.00	148.8468
180.00	153.8468
185.00	158.8468
190.00	163.8468
195.00	168.8468
200.00	173.8468

The exact VWAP Price may not be set forth in the table above, in which case:

•
if the VWAP Price is between two VWAP Prices in the table above, the “USD Amount per Warrant” will be determined by a straight-line interpolation between the “USD Amount per Warrant” set forth for the higher and lower VWAP Prices; or

•	if the VWAP Price is greater than USD 200.00 or less than USD 90.00, the “USD Amount per Warrant” will be determined by the Calculation Agent.